EXHIBIT 10.6

AGREEMENT dated September 1, 2001, by and between HOWARD WALTMAN
("Waltman") and EMERGENT GROUP, INC. ("Emergent")

     WHEREAS, Waltman has served as an unpaid director and advisor to Emergent for approximately one year; and

     WHEREAS,   Emergent  desires  to  utilize  Waltman's   extensive   business
experience, and to acknowledge Waltman's past contributions: the parties hereby agree as follows:

     1. Emergent agrees to employ Waltman, and Waltman agrees to act, as a consultant for Emergent in the areas of business development, fund raising, strategic planning, growth and potential acquisitions. Emergent also agrees to use its best effort to cause Waltman to be elected to the board of directors of Emergent (and Waltman agrees to serve if elected) for a period of two years from the date of this agreement.

     2. Waltman agrees to make himself available upon reasonable notice for such consultation to Emergent as may be reasonably requested by Emergent. Emergent shall not be obligated to request Waltman to provide services pursuant to this Agreement, and Emergent shall not be required to provide Waltman with an office.

     3. This Agreement shall commence on the date hereof and shall terminate on August 31, 2003. This Agreement shall not be extended without the express written agreement of the parties hereto.

     4. In consideration for the services to be performed by Waltman, Emergent agrees to grant Waltman options to purchase 1,500,000 shares of Emergent common stock at an exercise price of $0.20 per share. Options to purchase 750,000 shares shall vest and become exercisable on September 1, 2001, and options to purchase 750,000 shares shall vest and become exercisable on September 1, 2002. All unexercised options shall expire on December 31, 2004. In connection with the options defined above in this Section 4, the number of shares available for purchase and the exercise price per share shall be adjusted to take into consideration any and all share splits or reverse share splits.

     5. This Agreement may be terminated by Emergent for cause, and by Waltman for any reason at any time prior to August 31, 2003, upon 10 days written notice. In the event of any termination pursuant to this paragraph, Waltman shall forfeit all options which have not vested. For purposes of this paragraph, cause shall include:

                  (a) conviction of any felony, or a misdemeanor involving moral turpitude; or

                  (b) any material breach of this agreement, if not cured within 30 days after written notice thereof.

     6. All notices, requests, demands, and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         If to Emergent:

          Emergent Group Inc.
          375 Park Avenue,
          Suite 3607
          New York, New York 10152
          Attn: Daniel Yun
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         with a copy to:

         Heller, Horowitz & Feit, P.C.
         292 Madison Avenue
         New York, New York 10017
         Attn: Martin Stein, Esq.

         If to Waltman:

         Howard Waltman
         39 Baiting Hollow
         East Hampton, New York 11937

     Notices shall be deemed received at the earliest of actual receipt, confirmed facsimile or three (3) days following mailing

     7. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter contained herein and supercedes all prior agreements, representations, and understandings of the parties, whether oral or written, regarding the subject matter of this agreement. In addition, Waltman acknowledges that Emergent, Daniel Yun or Mark Waldron have not made any representations or promises to him and that he has not relied on any representations or promises other than those set forth in this agreement. Specifically, Waltman disclaims the existence of, and any reliance by him upon, any representations regarding any compensation by or equity interest in any entity in which Daniel Yun or Mark Waldron are principals, or in which they may become principals in the future, except as may be set forth expressly in this agreement, or any other written agreement signed by them.

     8. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties hereto.

     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, executors, administrators, successors, and assigns, provided, however, that Waltman may not assign any or all of his rightd or duties hereunder except following the prior written consent of the Company.

     10. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.

     11. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. All disputes under this agreement shall be resolved by arbitration, to be held under the auspices of the American Arbitration Association in New York.
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     12. This Agreement is subject to, and shall not become  effective prior to, the approval of the board of directors of Emergent.

                                                     EMERGENT GROUP, INC.

                                              By: /s/ Mark Waldron
                                                      Mark Waldron, President


                                                  /s/ Howard Waltman
                                                      Howard Waltman